Exhibit 99.1

Investor Contacts:
Thomas J. Aaron	Ross W. Comeaux
Executive Vice President	Vice President – Investor Relations
and Chief Financial Officer	615-465-7012
615-465-7000

COMMUNITY HEALTH SYSTEMS ANNOUNCES EXCHANGE OFFERS

FRANKLIN, Tenn., (May 5, 2018) – Community Health Systems, Inc. (the “Company”) (NYSE:CYH) today announced that its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), commenced its previously announced offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) (i) up to $1,925 million aggregate principal amount of its new 9.875% Junior-Priority Secured Notes due 2023 (the “2023 Notes”) in exchange for any and all of its $1,925 million aggregate principal amount of outstanding 8.000% Senior Unsecured Notes due 2019 (the “2019 Notes”), (ii) up to $1,200 million aggregate principal amount of its new 8.125% Junior-Priority Secured Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “New Notes”) in exchange for any and all of its $1,200 million aggregate principal amount of outstanding 7.125% Senior Unsecured Notes due 2020 (the “2020 Notes”) and (iii) to the extent that less than all of the outstanding 2019 Notes and 2020 Notes are tendered in the Exchange Offers, up to an aggregate principal amount of 2024 Notes equal to, when taken together with the New Notes issued in exchange for the validly tendered and accepted 2019 Notes and 2020 Notes, $3,125 million, in exchange for its outstanding 6.875% Senior Unsecured Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes and the 2020 Notes, the “Old Notes”). The maximum aggregate principal amount of New Notes issued in the Exchange Offers will not exceed $3,125 million (the “Maximum Exchange Amount”).

Holders whose Old Notes are validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on May 17, 2018 (such time and date, as the same may be extended, the “Early Tender Deadline”) will receive (i) $1,000 principal amount of 2023 Notes per $1,000 principal amount of 2019 Notes tendered and accepted for exchange, (ii) $1,000 principal amount of 2024 Notes per $1,000 principal amount of 2020 Notes tendered and accepted for exchange and (iii) $750 principal amount of 2024 Notes per $1,000 principal amount of 2022 Notes tendered and accepted for exchange (with respect to each series of Old Notes, the “Total Consideration”). See the table below for more information on the consideration offered in connection with the Exchange Offers.

In order to be eligible to receive the maximum principal amount of New Notes offered in the Exchange Offers, eligible holders must validly tender (and not validly withdraw) their Old Notes at or prior to the applicable Early Tender Deadline.

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CYH Announces Exchange Offers

May 5, 2018

The total amount of consideration to be paid for each $1,000 principal amount of Old Notes of each series properly tendered (and not properly withdrawn) and accepted by the Issuer in the Exchange Offers is set forth in the table below.

Old Notes to be Exchanged	CUSIP	Outstanding Principal Amount of Old Notes	Total Consideration per $1,000 Principal Amount of Old Notes Tendered (if tendered at or prior to the applicable Early Tender Deadline) (1)	Minimum Tender Condition
2019 Notes	12543D AL4	$1,925,000,000	$1,000 principal amount of 2023 Notes	90% of the outstanding aggregate principal amount of 2019 Notes
2020 Notes	12543D AQ3	$1,200,000,000	$1,000 principal amount of 2024 Notes	None
2022 Notes	12543D AV2	$3,000,000,000	$750 principal amount of 2024 Notes (2)	None

(1)	Holders that validly tender their Old Notes after the applicable Early Tender Deadline will be entitled to receive $30 less per $1,000 principal amount tendered and accepted than the Total Consideration applicable to the relevant series of Old Notes.
(2)	Holders that tender 2022 Notes will be required to certify, at the time of such tender, that they are also tendering all 2019 Notes and 2020 Notes they hold, if applicable, in the Exchange Offers. In the event the principal amount of New Notes issuable in respect of Old Notes validly tendered and not validly withdrawn would result in the Maximum Exchange Amount being exceeded, then the 2022 Notes tendered will be subject to proration.

In addition, holders whose Old Notes are exchanged in the Exchange Offers will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last applicable interest payment date to, but not including, the applicable settlement date for the applicable Exchange Offer.

The Exchange Offers are subject to certain conditions as set forth in the Offering Memorandum, dated the date hereof (the “Offering Memorandum”) and related Letter of Transmittal, dated the date hereof (the “Letter of Transmittal”), including the condition that at least 90% of the outstanding aggregate principal amount of the 2019 Notes are tendered in the Exchange Offers. The Issuer reserves the right, subject to applicable law, to terminate, withdraw or amend each Exchange Offer at any time and from time to time, as described in the Offering Memorandum.

Tenders of Old Notes may be withdrawn prior to 5:00 p.m., New York City time, on May 17, 2018, but not thereafter. The Exchange Offers will expire at midnight, New York City time, on June 1, 2018, unless extended.

Each series of New Notes will be guaranteed by the Company and certain of its existing and future domestic subsidiaries that guarantee the Issuer’s outstanding senior secured credit facilities, ABL facility and senior notes. In addition, each series of New Notes and related guarantees will be secured by (i) second-priority liens on the collateral that secures on a first-priority basis the Issuer’s outstanding senior secured credit facilities (subject to certain exceptions) and existing secured notes and (ii) third-priority liens on the collateral that secures on a first-priority basis the Issuer’s outstanding ABL facility, in each case subject to permitted liens described in the Offering Memorandum.

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CYH Announces Exchange Offers

May 5, 2018

The Issuer and certain commonly-managed institutional investors that are holders of the Old Notes have entered into an exchange agreement providing that such holders will tender greater than 70% aggregate principal amount of the outstanding 2019 Notes, greater than 55% aggregate principal amount of the outstanding 2020 Notes, and greater than 55% aggregate principal amount of the outstanding 2022 Notes, in the Exchange Offers.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers are being made, and each series of New Notes are being offered and issued only (i) in the United States to holders of Old Notes who the Issuer reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to holders of Old Notes who are (A) persons other than U.S. persons, within the meaning of Regulation S under the Securities Act, and (B) “non-U.S. qualified offerees” (as defined in the Offering Memorandum).

The complete terms and conditions of the Exchange Offers are set forth in the Offering Memorandum and related Letter of Transmittal. Copies of the Offering Memorandum and Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the exchange agent and information agent for the Exchange Offers, at (866) 470-3800 (toll free) or (212) 430-3774 (collect).

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes. The Exchange Offers are being made only by, and pursuant to, the terms set forth in the Offering Memorandum and the Letter of Transmittal. The Exchange Offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-Looking Statement

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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